QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 99.1

GART SPORTS COMPANY
ANNUAL MEETING OF STOCKHOLDERS
                        , 2003
1050 West Hampden Avenue
Englewood, Colorado 80110

Gart Sports Company 1050 West Hampden Avenue Englewood, Colorado 80110	PROXY

This proxy is solicited by the Board of Directors for use at the Annual Meeting on                        , 2003.

The undersigned hereby appoints JOHN DOUGLAS MORTON and THOMAS T. HENDRICKSON, and each of them, as proxy holders for the undersigned, each with full power of appointment and substitution, and hereby authorizes each of them, separately, to represent and to vote, as designated on the reverse side, all shares of the common stock, $0.01 par value ("Common Stock"), of Gart Sports Company ("Gart") that the undersigned is entitled to vote at the Annual Meeting of Stockholders of Gart to be held on                        , 2003 (the "Meeting"), or at any postponements, continuations or adjournments thereof. All proxies voted "FOR" the approval of the issuance of shares of Common Stock of Gart in the proposed merger and "FOR" the approval of the amendment to Gart's certificate of incorporation may, at the proxy holders' discretion, be voted "FOR" a motion to adjourn or postpone the Meeting to another time or place for the purpose of soliciting additional proxies or otherwise.

        (Continued, and to be signed, on the other side.)

The Board of Directors Recommends a Vote FOR Items 1, 2, 3, 4 and 5.

1.
Approval of the issuance of shares of Common Stock of Gart in the proposed merger of Gold Acquisition Corp., a wholly owned subsidiary of Gart, with and into The Sports Authority, Inc., as contemplated by the Agreement and Plan of Merger, dated as of February 19, 2003, by and among Gart, Gold Acquisition Corp. and The Sports Authority, Inc.:

  ☐ FOR            ☐ AGAINST             ☐ ABSTAIN

2.
Approval of the amendment to Gart's certificate of incorporation, effective upon consummation of the merger, to: (i) change its corporate name to "The Sports Authority, Inc."; and (ii) increase the number of authorized shares of Gart's capital stock from 25,000,000 to 85,000,000, increase the number of authorized shares of Gart common stock from 22,000,000 to 75,000,000 and increase the number of authorized shares of Gart preferred stock from 3,000,000 to 10,000,000:

  ☐ FOR            ☐ AGAINST             ☐ ABSTAIN

3.
Approval of the Gart Sports Company 2003 Long-Term Incentive Compensation Plan.

  ☐ FOR            ☐ AGAINST             ☐ ABSTAIN

4.
Approval of the Gart Sports Company 2003 Performance Bonus Plan.

  ☐ FOR            ☐ AGAINST             ☐ ABSTAIN

5.
Election of seven directors:

☐ Vote FOR all nominees listed below (except as marked to the contrary below)	☐ Vote WITHHELD from all nominees listed below

        01 John Douglas Morton

        02 Jonathan D. Sokoloff

        03 Jonathan A. Seiffer

        04 Gordon D. Barker

        05 Peter R. Formanek

        06 Larry D. Strutton

        07 Marilyn Oshman

(Instruction: To withhold authority to vote for any individual nominee, write the number(s) of the nominee(s) in the box provided to the right.) [                        ]

6.
In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the Meeting or any postponements, continuations or adjournments thereof.

THIS PROXY, WHEN PROPERLY COMPLETED AND EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL. THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE NOTICE OF THE 2003 ANNUAL MEETING OF STOCKHOLDERS, THE ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED FEBRUARY 1, 2003 AND THE JOINT PROXY STATEMENT/PROSPECTUS.

        Please sign exactly as your name or names appears hereon. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership or a limited liability company or any other entity, please sign in such entity's name by an authorized person. When signing as trustee, please give full title as such.

Dated:

Authorized Signature(s)
Title

YOUR VOTE IS IMPORTANT!

PLEASE MARK [X] IN INK. PLEASE COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

QuickLinks

  EXHIBIT 99.1